Exhibit 99.(a)(14)

                                       ARTICLES SUPPLEMENTARY
                                               TO THE
                                     ARTICLES OF INCORPORATION
                                                 OF
                                      TCW GALILEO FUNDS, INC.


     TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to and in accordance with Section 2-105(c) and Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue to one hundred and twenty-two billion (122,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and twenty-two million dollars ($122,000,000).

           (a) Immediately prior to the increase effected by these Articles Supplementary, the total number of shares of all classes or series that the Corporation had the authority to issue was one hundred and ten billion (110,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and ten million dollars ($110,000,000).

           (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of all classes and series that the Corporation has the authority to issue is one hundred and twenty-two billion (122,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and twenty-two million dollars ($122,000,000).

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and ten billion (110,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and ten billion (110,000,000,000) shares:

         (a) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Institutional Class shares;

         (b) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Institutional Class shares;

         (c) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo High Yield Bond Fund, Institutional Class shares;

         (d) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Institutional Class shares;

         (e) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo
                  Total  Return   Mortgage-Backed   Securities   Fund,
                  Institutional Class shares;

         (f) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Mortgage-Backed Securities Fund, Institutional Class shares;

         (g) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Institutional Class shares;

         (h) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Institutional Class shares;

         (i) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Institutional Class shares;

         (j) Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Institutional Class shares;

         (k) Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Institutional Class shares;

         (l) Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Institutional Class shares;

         (m) Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Institutional Class shares;

         (n)      Two  billion   (2,000,000,000)   shares  were  classified  as
                  TCW Galileo Value Opportunities Fund, Institutional Class shares;

         (o) Two billion (2,000,000,000) shares were classified as TCW Galileo European Equities Fund, Institutional Class shares;

         (p)      Two  billion   (2,000,000,000)  shares  were  classified  as
                  TCW Galileo Select International Equities Fund, Institutional Class shares;

         (q) Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Institutional Class shares;

         (r) Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Institutional Class shares;

         (s) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Institutional Class shares;

         (t) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Institutional Class shares;

         (u) Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Institutional Class shares;

         (v) Two billion (2,000,000,000) shares were classified as TCW Galileo Small Cap Value Fund, Institutional Class shares;

         (w) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Investor Class (or Class N) shares;

         (x) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Investor Class (or Class N) shares;

         (y) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo
                  High  Yield Bond  Fund,  Investor  Class (or Class N) shares;

         (z) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Investor Class (or Class N) shares;

         (aa) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Total Return Mortgage-Backed Securities Fund, Investor Class (or Class N) shares;

         (bb) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Mortgage-Backed Securities Fund, Investor Class (or Class
                  N) shares;

         (cc) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Investor Class (or Class N) shares;

         (dd) One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Investor Class (or Class
                  N) shares;

         (ee) One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Investor Class (or Class N) shares;

         (ff) Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Investor Class (or Class N) shares;

         (gg) Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Investor Class (or Class N) shares;

         (hh) Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Investor Class (or Class N) shares;

         (ii) Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Investor Class (or Class
                  N) shares;

         (jj)     Two  billion   (2,000,000,000)   shares  were  classified  as
                  TCW Galileo Value Opportunities Fund, Investor Class (or Class N) shares;

         (kk) Two billion (2,000,000,000) shares were classified as TCW Galileo European Equities Fund, Investor Class (or Class N) shares;

         (ll)     Two  billion   (2,000,000,000)  shares  were  classified  as
                  TCW Galileo Select International Equities Fund, Investor Class (or Class N) shares;

         (mm) Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Investor Class (or Class N) shares;

         (nn) Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Investor Class (or Class N) shares;

         (oo) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Investor Class (or Class
                  N) shares;

         (pp) Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Investor Class (or Class
                  N) shares;

         (qq) Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Investor Class (or Class N) shares; and

         (rr) Two billion (2,000,000,000) shares were classified as TCW Galileo Small Cap Value Fund, Investor Class (or Class
                  N) shares.

         (ss) Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Insights Fund, Institutional Class shares;

         (h) Two billion (2,000,000,000) shares are classified as TCW Galileo Flexible Income Fund, Institutional Class shares;

         (uu) Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Institutional Class shares;

         (vv) Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Institutional Class shares;

         (ww) Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Insights Fund, Investor Class (or Class N) shares;

         (xx) Two billion (2,000,000,000) shares are classified as TCW Galileo Flexible Income Fund, Investor Class (or Class N) shares;

         (yy) Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Investor Class (or Class N) shares;

         (zz) Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Investor Class (or Class N) shares;

         (aaa) Two billion (2,000,000,000) shares are classified as TCW Galileo Focused Large Cap Value Fund, Institutional Class shares;

         (bbb) Two billion (2,000,000,000) shares are classified as TCW Galileo Focused Large Cap Value Fund, Investor class (or Class N) shares; and

         (ccc) Two billion (2,000,000,000) shares are classified as TCW Galileo Select Equities Fund, Advisor class shares.

     THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified the twelve billion (12,000,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital effected by these Articles Supplementary as new classes of shares of the capital stock of the Corporation. Of the twelve billion shares:

         (a) Two billion (2,000,000,000) shares are classified as TCW Galileo Diversified Value Fund, Institutional Class shares;

         (b) Two billion (2,000,000,000) shares are classified as TCW Galileo Diversified Value Fund, Investor Class (or Class N) shares;

         (c) Two billion (2,000,000,000) shares are classified as TCW Galileo Opportunity Fund, Institutional Class shares;

         (d) Two billion (2,000,000,000) shares are classified as TCW Galileo Opportunity Fund, Investor Class (or Class N) shares;

         (e) Two billion (2,000,000,000) shares are classified as TCW Galileo Income & Growth Fund, Institutional Class shares; and

         (f) Two billion (2,000,000,000) shares are classified as TCW Galileo Income & Growth Fund, Investor Class (or Class N) shares.

     FOURTH: The Institutional Class capital stock, the Investor Class (or Class
N) capital stock and the Advisor Class capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class shares, Investor Class (or Class N) shares and Advisor Class shares shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

     IN WITNESS WHEREOF, TCW Galileo Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 20th day of August, 2001. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                                     TCW Galileo Funds, Inc.



                                         By: __________________________________
                                                        Alvin R. Albe, Jr.,
                                                            President


ATTEST:           _____________________
                  Philip K. Holl
                  Secretary